[OBJECT OMITTED]   Capital
                   Senior
                   Living
                   Corporation


For Immediate Release                                 Contact: Ralph A. Beattie
                                                                   972/770-5600

                        CAPITAL SENIOR LIVING CORPORATION
                       REPORTS THIRD QUARTER 2004 EARNINGS


DALLAS - (BUSINESS WIRE) - November 2, 2004 - Capital Senior Living Corporation ("Capital") (NYSE:CSU), one of the country's largest operators of senior living communities, today announced operating results for the third quarter of fiscal 2004.

Company highlights for the third quarter include:

o    Revenues of $23.7 million vs. $18.7 million for the third quarter last year

o    Net loss of $1.4 million, or a $0.05 loss per share

o Cash earnings (net income plus depreciation and amortization) of $1.7 million, or $0.07 per diluted share

o Adjusted EBITDA (income from operations plus depreciation and amortization) of $5.1 million

o Triad communities leased to 89 percent and physical occupancy was 88 percent

o    Average occupancy rate on stabilized communities of 90 percent

o Operating margins (before property taxes, insurance and management fees) of 45 percent in stabilized independent and assisted living communities

o    All community revenue increase of 8 percent from the prior year

For the third quarter of 2004, the Company reported revenues of $23.7 million, compared to revenues of $18.7 million in the third quarter of 2003, an increase of 27 percent. The 2004 revenues include approximately $3.8 million of revenue from seven communities in Triad I that are consolidated due to the adoption on December 31, 2003 of FASB Interpretation No. 46 "Consolidation of Variable Interest Entities" ("FIN 46").

Revenues for the third quarter of 2004 also include approximately $0.2 million of management fees earned through CGI Management, Inc. ("CGIM"), a wholly owned subsidiary which currently operates 14 senior independent and assisted living communities, including one community in prelease. As previously announced, Capital acquired CGIM in mid-August of this year.

Revenues for the third quarter of 2003 include approximately $0.8 million of revenue from a property in Sacramento, California that was sold in a sale/manage back transaction at the end of the third quarter last year.

On a comparable basis, total revenues grew by approximately 10 percent from the third quarter of the prior year.

CAPITAL/Page 2

The Company reported a third quarter 2004 loss of $1.4 million, or $0.05 per share, compared to income of $0.3 million or $0.01 per diluted share in the comparable period of 2003. Last year's third quarter included a gain from the sale/manage back of the Sacramento property. Excluding this gain from last year's results, the Company would have reported a loss of $0.08 per share from operations.

"We are pleased to report that revenues, EBITDA and cash earnings from operations continue to demonstrate significant growth," commented James A. Stroud, Chairman of the Company. "This growth is attributable to both higher occupancy rates and improvement in average monthly rents, which have combined for an annual revenue increase of 10% in our consolidated portfolio."

OPERATING AND FINANCIAL RESULTS

For the third quarter of 2004, the Company reported revenues of $23.7 million, compared to revenues of $18.7 million in the third quarter of 2003, an increase of 27 percent.

Adjusted EBITDA (defined as income from operations plus depreciation and amortization) for the third quarter of 2004 increased 61 percent to $5.1 million, compared to $3.1 million in the prior year period.

Interest expense net of interest income was approximately $0.5 million higher in the third quarter of 2004 compared to the third quarter of 2003, primarily due to the Company including the debt on the seven communities in Triad I on December 31, 2003.

The Company reported a pre-tax loss of $1.7 million in the third quarter of 2004, compared to a pre-tax profit of $0.4 million in the third quarter of last year. During the third quarter of last year, the Company realized a pre-tax gain of approximately $3.1 million due to the sale/manage back of a community in Sacramento, California. Excluding gains on the sale of assets from both quarters, the Company's pre-tax loss was reduced from approximately $2.7 million in the third quarter of 2003 to $1.8 million in the third quarter of 2004. Of the $1.8 million pre-tax loss in the third quarter of 2004, approximately $0.8 million is attributable to the consolidation of Triad I under FIN 46 and $1.0 million is attributable to other operations.

The Company reported a net loss of $1.4 million, or $0.05 per share, for the third quarter of 2004. Approximately $0.03 of the $0.05 per share loss is the result of consolidating Triad I. While the Company consolidates Triad I under Generally Accepted Accounting Principles ("GAAP"), it does not receive a tax benefit from these losses. If the Triad I loss had received a tax benefit consistent with the other consolidated entities, the loss per share for the Company would have been reduced from $0.05 to $0.04 for the third quarter of 2004.

Cash earnings, defined as net income plus depreciation, were $1.7 million or $0.07 per diluted share.

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CAPITAL/Page 3

"We are pleased that the occupancy rates on our Triad communities reached 88 percent and our stabilized portfolio achieved a 90 percent level," said Lawrence
A. Cohen, Chief Executive Officer. "Industry trends are positive and we expect overall occupancy rates to continue to improve through 2005. Results continue in line with expectations, with losses narrowing and continued growth in cash earnings, the yardstick by which we measure operating performance."

For the first nine months of 2004, the Company produced revenues of $69.3 million and a net loss of $5.0 million, or a loss of $0.20 per share. This compares to revenues of $47.4 million and net income of $4.5 million or $0.23 per diluted share for the same period of 2003. The net income of $0.23 diluted earnings per share for the first nine months of 2003 included gains on the sale of assets of approximately $0.20 diluted earnings per share.

Adjusted EBITDA was $13.7 million in the first nine months of 2004 and cash earnings were $3.9 million or $0.16 per diluted share.

As of September 30, 2004, the Company had $23.3 million in cash, cash equivalents, restricted cash and marketable securities. During the quarter, the Company classified approximately $33 million of mortgage debt as current and plans to refinance this obligation prior to its September 2005 maturity. Shareholders' equity was $151.3 million, equivalent to $5.88 per outstanding share.

3Q04 CONFERENCE CALL INFORMATION

The Company will host a conference call with senior management to discuss the Company's third quarter 2004 financial results. The call will be held on Wednesday, November 3, 2004 at 11:00 am Eastern Time.

The call-in number is 913-981-5571.  No confirmation number is required.  A link
to  a  simultaneous   webcast  of  the  teleconference   will  be  available  at
www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company's shareholders and the public, the conference call will be recorded and available for replay starting November 3, 2004 at 2:00 pm Eastern Time, until November 10, 2004 at 8:00 pm Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 491011. The conference call will also be made available for playback via the Company's corporate website, www.capitalsenior.com, and will be available until the next earnings release date.

ABOUT THE COMPANY

Capital Senior Living Corporation is one of the nation's largest operators of residential communities for senior adults. The Company's operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

CAPITAL/Page 4

The Company currently operates 56 senior living communities in 20 states with an aggregate capacity of approximately 8,700 residents, including 41 senior living communities which the Company owns or in which the Company has an ownership interest, and 15 communities it manages for third parties. In the communities operated by the company, 85 percent of residents live independently and 15 percent of residents require assistance with activities of daily living.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA, cash earnings, cash earnings per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.


Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Matt Hayden, Hayden Communications, Inc. at 858-456-4533 for more information.


                                      MORE

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CAPITAL/Page 5

                                 CAPITAL SENIOR LIVING CORPORATION

                                    CONSOLIDATED BALANCE SHEETS

                                                                              September 30,  December 31,
                                                                                   2004          2003
                                                                              ------------   ------------
                                                                                    (in thousands)

                   ASSETS
Current assets:
  Cash and cash equivalents................................................   $    17,110    $     6,594
  Restricted cash..........................................................         6,200          7,187
  Accounts receivable, net.................................................         2,149          1,295
  Accounts receivable from affiliates......................................           264            604
  Federal and state income taxes receivable................................         3,629            994
  Deferred taxes...........................................................           356            385
  Property tax and insurance deposits......................................         2,461          1,855
  Prepaid expenses and other...............................................         4,904          2,437
                                                                              -----------    -----------
          Total current assets.............................................        37,073         21,351
Property and equipment, net................................................       372,949        380,115
Deferred taxes.............................................................         6,279          6,554
Notes receivable from affiliates...........................................         5,220          4,981
Investments in limited partnerships........................................         1,898          1,762
Assets held for sale.......................................................         2,034          2,391
Other assets, net..........................................................         7,280          4,179
                                                                              -----------    -----------
          Total assets.....................................................   $   432,733    $   421,333
                                                                              ===========    ===========

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................................   $     2,669    $     2,158
  Accrued expenses.........................................................         7,932          6,611
  Current portion of notes payable.........................................        42,907         23,488
  Customer deposits........................................................         1,931          1,929
                                                                              -----------    -----------
          Total current liabilities........................................        55,439         34,186
Deferred income............................................................           863            112
Deferred income from affiliates............................................           120            102
Other long-term liabilities................................................         7,480          6,736
Notes payable, net of current portion......................................       217,316        255,549
Minority interest in consolidated partnership..............................           254            281
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value:
     Authorized shares -- 15,000; no shares issued or outstanding...........           --             --
  Common stock, $.01 par value:
     Authorized shares -- 65,000
     Issued and outstanding shares -- 25,736 and 19,847 at
      September 30, 2004 and December 31, 2003, respectively...............           257            198
  Additional paid-in capital...............................................       124,914         92,336
  Retained earnings........................................................        26,090         31,833
                                                                              -----------    -----------
          Total shareholders' equity.......................................       151,261        124,367
                                                                              -----------    -----------
          Total liabilities and shareholders' equity.......................   $   432,733    $   421,333
                                                                              ===========    ===========


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CAPITAL/Page 6



                                       CAPITAL SENIOR LIVING CORPORATION

                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (in thousands, except earnings per share)


                                                            Three Months Ended                 Nine Months Ended
                                                               September 30,                      September 30,
                                                      -------------------------------  -------------------------------
                                                           2004             2003             2004             2003
                                                      --------------  ---------------  ---------------  --------------

Revenues:
  Resident and health care revenue................... $       22,964   $      17,973      $    67,569      $   44,490
  Unaffiliated management services revenue...........            229               --              310             295
  Affiliated management services revenue.............            503              665            1,460           2,467
  Affiliated development fees........................             --               26               --             163
                                                       -------------   --------------     ------------     -----------
       Total revenues................................         23,696           18,664           69,339          47,415
Expenses:
  Operating expenses.................................         14,458           12,034           43,673           27,877
  General and administrative expenses................          4,156            3,482           11,994            8,749
  Depreciation and amortization......................          3,023            2,541            8,931            5,227
                                                       -------------   --------------     ------------     ------------
       Total expenses................................         21,637           18,057           64,598           41,853
                                                       -------------   --------------     ------------     ------------
Income from operations...............................          2,059              607            4,741            5,562
Other income (expense):
  Interest income....................................            147              441              468            3,862
  Interest expense...................................         (4,024)          (3,784)         (11,939)          (8,954)
  Other income.......................................            135            3,181              275            6,745
                                                       -------------   --------------     ------------     ------------
(Loss) income before income taxes and minority
  interest in consolidated partnership...............         (1,683)             445           (6,455)           7,215
Benefit (provision) for income taxes.................            325             (171)           1,421           (2,783)
                                                       --------------  ---------------    -------------    ------------
(Loss) income before minority interest in
  consolidated partnership...........................         (1,358)             274           (5,034)           4,432
Minority interest in consolidated partnership........              2                6               36              116
                                                       --------------  ---------------      -----------    ------------
Net (loss) income.................................... $       (1,356)  $          280      $    (4,998)    $     4,548
                                                      ===============  ==============      ===========     ============

Per share data:
  Basic (loss) earnings per share.................... $       (0.05)   $       0.01        $   (0.20)      $     0.23
                                                      =============   ===============     ===========     ============
  Diluted (loss) earnings per share.................. $       (0.05)   $       0.01        $   (0.20)      $     0.23
                                                      ==============   ===============     ===========     ============
  Weighted average shares outstanding -- basic.......         25,733           19,806           25,035           19,764
                                                      ==============   ==============      ===========      ===========
  Weighted average shares outstanding -- diluted.....         25,733           20,005           25,035           19,922
                                                      ==============   ==============      ===========      ===========

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CAPITAL/Page 7

                        CAPITAL SENIOR LIVING CORPORATION
                         RECONCILATION OF NON GAAP ITEMS
                                     (in thousands, except per share amounts)

                                                            Three Months Ended                Nine Months Ended
                                                               September 30,                      September 30,
                                                     --------------------------------  --------------------------------
                                                           2004             2003             2004             2003
                                                     ---------------  ---------------  ---------------  ---------------
                                                       (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)

Cash earnings reconciliation:
      Net (loss) income.........................        $     (1,356)     $       280      $    (4,998)     $     4,548
      Depreciation and amortization.............               3,023            2,541            8,931            5,227
                                                         -----------      -----------      -----------      -----------
          Cash earnings.........................         $     1,667      $     2,821      $     3,933      $     9,775
                                                         ===========      ===========      ===========      ===========

Cash earnings per diluted share reconciliation:

      Net (loss) income per diluted share.......         $     (0.05)     $      0.01      $     (0.20)     $      0.23
      Depreciation and amortization per diluted
         share....................................              0.12             0.13             0.36             0.26
                                                         ------------     -----------      -----------      -----------
          Cash earnings per diluted share.......         $      0.07      $      0.14      $      0.16      $      0.49
                                                         ============     ===========      ===========      ===========
Adjusted EBITDA reconciliation:

      Income from operations....................         $     2,059      $       607      $     4,741      $     5,562
      Depreciation and amortization.............               3,023            2,541            8,931            5,227
                                                         -----------      -----------      -----------      -----------
          Adjusted EBITDA.......................         $     5,082      $     3,148      $    13,672      $    10,789
                                                         ===========      ===========      ===========      ===========
Reconciliation of net (loss) income before gain on
sale of assets:

      Net income................................                          $       280                       $     4,548
      Less: Gain on sale of assets, net of tax..                               (1,929)                           (4,081)
                                                                          -----------                       -----------
         Net (loss) income before gain on sale of
           assets                                                         $    (1,649)                      $       467
                                                                          ============                      ============
Reconciliation of net (loss) income before gain on
sale of assets per diluted share:

      Net income................................                          $      0.01                       $      0.23
      Less: Gain on sale of assets, net of tax..                                (0.09)                            (0.20)
                                                                           -----------                      ------------
          Net (loss) income before gain on sale of
            assets                                                        $     (0.08)                      $      0.03
                                                                          ============                      ============

Reconciliation of pretax loss excluding gains on sale of assets:

      Pretax loss...............................         $    (1,683)     $       445      $    (4,998)     $       607
      Less: Gain on sale of assets, net of tax..                (159)          (3,112)            (159)          (6,603)
                                                         ------------     ------------      -----------     ------------
          Adjusted pretax loss..................         $    (1,842)     $      2,667      $   (5,157)     $     5,996
                                                         ============     ============      ===========     ============

Reconciliation of net loss per diluted share if Triad I loss had received a tax benefit:

     Net loss reported.........................          $   (1,356)
     Income tax benefit reported...............                 325
                                                         -----------
      Loss before income taxes..................             (1,681)
      Proforma provision for income taxes.......                605
                                                         -----------
      Net loss..................................         $    (1,076)
                                                         ===========
      Net loss per diluted share................         $     (0.04)
                                                         ===========
Reconciliation of shareholders' equity per
outstanding share:

     Shareholders' equity......................          $   151,261
      Common shares outstanding at
      September 30, 2004........................              25,736
                                                         -----------
       Shareholders' equity per outstanding share        $      5.88
                                                         ===========

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Capital Senior Living Corporation
Supplemental Information

                                                                    Communities                     Resident Capacity
                                                            ----------------------------         ------------------------
                                                              Q3 04             Q3 03              Q3 04          Q3 03
                                                            -----------       ----------         -----------     --------

Portfolio Data
        I. Property Ownership / Management
             Consolidated properties                                31               25               4,831         4,109
             Joint Venture properties (equity method)               10               17               1,867         2,745
             Third party property managed                           14                -               1,824             -
             Third party property managed (prelease)                 1                -                 146             -
                                                            -----------       ----------         -----------     ---------
                   Total                                            56               42               8,668         6,854

             Independent living                                                                       7,331         5,925
             Assisted living                                                                          1,167           759
             Skilled nursing                                                                            170           170
                                                                                                 -----------     ---------
                    Total                                                                              8,668         6,854

        II. Percentage of Operating Portfolio
             Consolidated properties                             55.4%            59.5%               55.7%         60.0%
             Joint venture properties (Equity Method)            17.9%            40.5%               21.5%         40.0%
             Third Party property managed                        25.0%             0.0%               21.0%          0.0%
             Third party property managed (prelease)              1.8%             0.0%               1.79%          0.0%
                                                            -----------       ----------         -----------     ---------
                    Total                                        100.0%           100.0%              100.0%        100.0%

             Independent living                                                                       84.6%         86.4%
             Assisted living                                                                          13.5%         11.1%
             Skilled nursing                                                                           2.0%          2.5%
                                                                                                 -----------     ---------
                   Total                                                                             100.0%        100.0%

Selected Operating Results
       I. Consolidated Properties
             Number of properties                                   31               25
             Resident capacity                                   4,831            4,109
             Occupancy                                           85.3%            80.8%
             Revenue (in millions)                                22.9             17.9
             Average monthly rent                                2,074            1,999
             Operating margin                                      37%              33%

       II. Waterford / Wellington properties
             Number of properties                                   19               19
             Resident capacity                                   2,548            2,548
             Occupancy                                           86.3%            79.6%
             Revenue (in millions)                                10.4              9.1
             Average monthly rent                                1,803            1,710
             Operating margin                                      35%              28%

       III. Total Portfolio
             Number of properties                                   56               42
             Resident capacity                                   8,668            6,854
             Occupancy                                           84.8%            81.2%
             Revenue (in millions)                                37.5             30.7
             Average monthly rent                                2,101            2,078
             Operating margin                                      39%              37%

       IV.   General and Administrative Expenses (in
             thousands)
             Corporate                                           2,097            1,836
             Property                                            2,059            1,646
                                                            -----------       ----------
                   Total                                         4,156            3,482

       V.   Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
             Fixed rate debt                                    68,111           69,574
             Variable rate debt with a floor                    50,678           48,105
             Variable rate debt, with a cap                     34,843           35,928
             Variable rate debt, no cap or floor               103,542           83,549
                                                           ------------       ----------
                   Total debt                                  257,174          237,156
                                                           ===========        =========

             Fixed rate debt - weighted average rate              7.8%             7.8%
             Variable rate debt - weighted average                4.9%             4.4%
             rate
                   Total debt - weighted rate                     5.7%             5.4%

                                                      ######